VOTE BY PHONE CONFIRMATION LETTER
(WRITTEN)

VOTE CONFIRMATION

(Shareholder name & address of record)

PUTNAM NEW YORK TAX EXEMPT MONEY MARKET FUND
Meeting of Shareholders October 31, 1996
Account:
Shares:

Votes Received: (list proposal as on proxy card)

(FOR) (AGAINST) (ABSTAIN)

Dear Shareholder:

In connection with the above-referenced Meeting of Shareholders, this notice will confirm that your shares have been voted as indicated in accordance with your telephone instructions. If any of the information is incorrect, please call 1-800-735-3428 immediately, and in any event no later than 5:00 P.M. Eastern Daylight Time on October 30, 1996.

Thank you for your cooperation.

Very truly yours,
(Solicitation Agent)




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